UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

Southern Connecticut Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-49784	06-1609692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 782 – 1100

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 18, 2008, Southern Connecticut Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2008.  The press release and the accompanying financial schedules did not include information regarding the Company’s diluted earnings per share for the three months ended June 30, 2008 and contained inaccurate information about the total amount of non-accrual loans at June 30, 2008.

The Company’s basic and diluted earnings per share for the three months ended June 30, 2008 were $0.03 and $0.02, respectively.  The Company’s July 18, 2008 press release omitted diluted earnings per share of $.02 for the three months ended June 30, 2008.

The Company had $1,178,506 of non-accrual loans at June 30, 2008.  The Company’s July 18, 2008 press release inaccurately reported this amount as being $775,617. The loan amounts representing the increase had been included in 90 days past due and accruing loans.

Corrected financial schedules to the Company’s July 18, 2008 press release are furnished as Exhibit 99.1 to this amended Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

The information reported in Item 2.02 of this amended Current Report is incorporated herein by reference.

Item 9.01.

(d)	Financial Statements and Exhibits.
Exhibits.

Exhibit Number	Description
99.1	Corrected financial schedules to press release issued July 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008	SOUTHERN CONNECTICUT BANCORP, INC. /s/ John H. Howland John H. Howland President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corrected financial schedules to press release issued July 18, 2008